Exhibit 99.2

Sunshine Biopharma, Inc. Announces Closing of $10.0 Million Underwritten Public Offering

NEW YORK, NY / ACCESSWIRE / February 15, 2024 / Sunshine Biopharma, Inc. (NASDAQ:SBFM) (the “Company”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals, today announced the closing of a firm commitment underwritten public offering with gross proceeds to the Company of approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company.

The offering consisted of 71,428,571 Units, consisting of (a) 26,428,571 Common Units, with each Common Unit consisting of one share of our common stock, $0.001 par value per share, one-tenth (1/10) of a Series A warrant to purchase one share of common stock (“Series A Warrant”) and two-tenths (2/10) of a Series B warrant to purchase one share of common stock (“Series B Warrant”), and (b) 45,000,000 Pre-Funded Units, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of common stock, one-tenth of a Series A Warrant and two-tenths of a Series B Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full. The initial exercise price of each Series A Warrant is $2.10 per share of common stock or pursuant to an alternative cashless exercise option. The Series A Warrants are exercisable immediately and expire 30 months after the initial issuance date. The initial exercise price of each Series B Warrant is $2.38 per share of common stock. The Series B Warrants are exercisable immediately and expire 60 months after the initial issuance date.

The Company expects to use the net proceeds from the offering for general corporate purposes and working capital.

In addition, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to an additional 15% of the total number of shares of common stock and/or Pre-Funded Warrants and/or Series A Warrants and/or Series B Warrants sold in the offering, solely to cover over-allotments, if any. On February 15, 2024, Aegis partially exercised its over-allotment option consisting of 2,491,071 Series A and Series B Warrants.

Aegis Capital Corp. acted as the sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as U.S. counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-276817) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2024, as amended, was declared effective by the SEC on February 12, 2024. A final prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma, Inc.

Sunshine Biopharma through its subsidiary Nora Pharma Inc. has 51 generic prescription drugs on the market in Canada and 32 additional drugs scheduled to be launched in Canada in 2024 and 2025. In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA for liver cancer, and (ii) PLpro protease inhibitor for SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

1

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company's product development and business prospects, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Additional Information:

Sunshine Biopharma Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

SOURCE: Sunshine Biopharma, Inc.

2